Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 40-F of Gold Standard Ventures Corp. of our report dated March 27, 2018, relating to the consolidated financial statements of Gold Standard Ventures Corp., for the year ended December 31, 2017 which appear in Form 40-F of Gold Standard Ventures Corp. dated March 29, 2018.

/s/ “DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

March 29, 2018